Exhibit 10.2.11.4

AMENDMENT #3

TO THE

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

2005 EXECUTIVE INCENTIVE PLAN

Effective January 1, 2011

Pursuant to the decision of the Management Development and Compensation Committee of the Board of Trustees of Consolidated Edison Company of New York, Inc. (“CECONY”) at a meeting held on November 17, 2010, the undersigned hereby approves this amendment to the Consolidated Edison Company of New York, Inc. 2005 Executive Incentive Plan, as set forth below:

1.	The PURPOSE is amended by adding the following at the end thereof: “Effective January 1, 2011, the Plan is amended to change the performance indicators the Board of Trustees considers in determining the Adjusted Target Incentive Fund by adding a capital budget performance indicator with a 10% weight, reducing the weight of the operating budget performance indicator from 20 percent to 10 percent, and adding productivity measures to both the capital and operating budget results.”

2.	ARTICLE I. DEFINTIONS is amended by adding a new definition as follows:

“Capital Budget

shall mean the portion of the CECONY Capital Budget approved by the Board of Trustees that is comprised of capital expenditures, including electric, gas, steam, and common. The Capital Budget goal may exclude certain expenditures as determined and approved by the Board of Trustees.”

3.	ARTICLE VI. DETERMINATION OF AWARDS is amended as follows:

Subsection (a) of Section 4.03 Adjusted Target Incentive Fund is amended as follows:

1) By add the following after the Second sentence;

“(i) Effective prior to January 1, 2011”.

2) By add the following at the end of subsection (a):

“(ii) Effective January 1, 2011. In making such determination, the Board of Trustees shall consider the Company’s performance during the preceding year with respect to pre-determined goals in the following four areas: 1) CECONY Net Income; 2) the CECONY Operating Budget; 3) the CECONY Capital Budget; and 4) specific Performance Indicators. The weighting assigned to each of these four areas will be as follows: Fifty percent (50%) of the Target Incentive Fund shall be based on the Company’s performance with respect to the CECONY Net Income goal; Ten percent (10%) of the Target Incentive Fund shall be based on the Company’s performance with respect to the CECONY Operating Budget goal, Ten percent (10%) of the Target Incentive Fund shall be based on the Company’s performance with respect to the CECONY Capital Budget goal, and thirty percent (30%) of the Target Incentive Fund shall be based on the Company’s performance with respect to the Performance Indicators goal. The results for the CECONY Operating Budget and the CECONY Capital Budget will be modified based on the achievement of certain productivity measures as determined and approved by the Board of Trustees. The actual percentage in each of these four areas that shall comprise the Target Incentive Fund can range from zero to two hundred percent (200%) of the respective areas’ weight based on the actual outcomes with respect to the goal for those areas as determined by the Board of Trustees. The Board of Trustees may consider such additional Performance Indicators as the Board of Trustees deems relevant.”

IN WITNESS WHEREOF, the undersigned has executed this instrument this 21st day of December, 2011.

/s/ Mary Adamo

Mary Adamo

Plan Administrator,

Consolidated Edison Company of New York, Inc.

2005 Executive Incentive Plan

and

Vice President – Human Resources

Consolidated Edison Company of New York, Inc.

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